BYLAWS OF GOLDEN STATE BANCORP INC.
                       -----------------------------------
                             Adopted June, 23, 1997
                          As Last Amended May 18, 1999


                                    ARTICLE I
                                     OFFICES

         SECTION 1. REGISTERED OFFICE. Golden State Bancorp Inc. (hereinafter referred to as the "Corporation") shall at all times maintain a registered office in the State of Delaware, which, except as otherwise determined by the Board of Directors of the Corporation (hereinafter referred to as the "Board"), shall be in the City of Wilmington, County of New Castle.

         SECTION 2. OTHER OFFICES. The Corporation may also have offices at such other places within or without the State of Delaware as the Board shall from time to time designate or the business of the Corporation shall require.

                                   ARTICLE II
                                  Stockholders

         SECTION 1. PLACE OF MEETINGS. All annual and special meetings of stockholders shall be held at such places within or without the State of Delaware as may from time to time be designated by the Board and specified in the notice of meeting.

         SECTION 2. ANNUAL MEETING. The annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of any other business of the Corporation shall be held on such date and time as shall be designated from time to time by the Board and stated in the notice of the meeting.

         SECTION 3. SPECIAL MEETINGS. A special meeting of the stockholders may be called by the Chairman of the Board of Directors of the Corporation or a majority of the Board then in office, and shall be called by the Chairman of the Board of Directors of the Corporation or by a majority of the Board of Directors upon the written request of the holders of not less than 10% of the outstanding capital stock of the Corporation entitled to vote at a meeting. Business to be transacted at any special meeting of the stockholders called upon the written request of stockholders in accordance with this Section 3 shall be limited to the business set forth in such written request and any other business or proposals as the Board of Directors shall determine and shall be set forth in the notice of such meeting.

         SECTION 4. CONDUCT OF MEETINGS. Annual and special meetings of the stockholders shall be conducted in accordance with Delaware law unless otherwise prescribed by the Bylaws. The Chairman of the Board, or in the absence of the Chairman of the Board, the highest ranking officer of the Corporation who is present, or such other person as the Board shall have designated, shall call to order any meeting of the stockholders and act as chairman of the meeting. The Secretary of the

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Corporation,  if present at the meeting,  shall be the secretary of the meeting.
In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman of the meeting shall appoint. The chairman of any meeting of the stockholders, unless otherwise prescribed by law or regulation or unless the Chairman of the Board has otherwise determined, shall determine the order of business and the procedure at the meeting.

         SECTION 5. NOTICE OF MEETINGS. Written notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting of the stockholders is called shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, the Secretary or the directors requesting the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, addressed to the stockholder at his or her address as it appears on the stock transfer books or records of the Corporation as of the record date prescribed in Section 6 of this Article II. When any meeting of the stockholders either annual or special, is adjourned for more than thirty days or if after adjournment, a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any other adjourned meeting of the stockholders, other than an announcement at the meeting at which such adjournment is taken.

         SECTION 6. FIXING OF RECORD DATE. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose under Delaware law, the Board may fix, in advance, a date as the record date for any such determination of stockholders. Such date shall not be more than sixty days and not less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

         SECTION 7. VOTING LISTS. The Secretary of the Corporation, or other officer or agent of the Corporation having charge of the stock transfer books for shares of the capital stock of the Corporation, shall prepare and make, at least ten days before each meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting as required by applicable law. Such list shall also be produced and kept open at the time and place of the meeting during the whole time thereof and shall be subject to the inspection of any stockholder present at the meeting. The stock transfer books shall be the only evidence as to who are the stockholders entitled to examine the stock transfer books, or to vote in person or by proxy at any meeting of stockholders.

         SECTION 8. QUORUM. A majority of the outstanding shares of the Corporation entitled to vote at a meeting of the stockholders, represented in person or by proxy, shall constitute a quorum at a meeting. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At

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such adjourned  meeting at which a quorum shall be present or  represented,  any business may be transacted which might have been transacted at the meeting as originally called. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stock holders to leave less than a quorum.

         SECTION  9. PROXIES.  At  any  meeting  of  the  stockholders,   every
stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing and complying with the requirements of Delaware law.

         SECTION 10. VOTING BY THE CORPORATION. Neither treasury shares of its own capital stock held by the Corporation, nor shares held by another corporation, a majority of the shares of which entitled to vote for the election of directors are held by the Corporation, shall be entitled to vote or be counted for quorum purposes at any meeting of the stockholders; provided, however, that the Corporation may vote shares of its capital stock held by it, or by any such other corporation, if such shares of capital stock are held by the Corporation or such other corporation in a fiduciary capacity.

         SECTION 11. ADVANCE NOTICE OF NEW BUSINESS AT ANNUAL MEETINGS. At the annual meeting of stockholders only such business shall be conducted that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or by the Chairman or (c) otherwise properly brought before the annual meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 11 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 11.

         In addition to any other applicable requirements for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

         To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one-hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; PROVIDED, HOWEVER, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

         To be in proper written form, a stockholder's notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or

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of  record  by such  stockholder,  (iv) a  description  of all  arrangements  or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and
(v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

         No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 11, PROVIDED, HOWEVER, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 11 shall be deemed to preclude discussion by any stockholder of any such business. If the Chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

         The provisions of this Section 11 shall not prevent the consideration and approval or disapproval at the stockholders' meeting of reports of officers, directors and committees of the Board of Directors, but, in connection with such reports, no new business shall be acted upon at such meeting unless stated, filed and received as herein provided.

         The provisions of this Section shall not prevent the consideration and approval or disapproval at the stockholders' meeting of reports of officers, directors and committees of the Board of Directors, but, in connection with such reports, no new business shall be acted upon at such meeting unless stated, filed and received as herein provided.

         SECTION 12. INFORMAL ACTION BY STOCKHOLDERS. Any action required to be taken at a meeting of the stockholders, or any other action which may be taken at a meeting of stockholders, may be taken without a meeting if consent in writing, setting forth the action so taken, shall be signed by all of the stockholders entitled to vote with respect to the subject matter of such action.

         SECTION 13. INSPECTORS OF ELECTION. In advance of any meeting of stockholders, the Board may appoint any persons other than nominees for office as inspectors of election to act at such meeting or any adjournment thereof. If inspectors of election be not so appointed, or if any persons so appointed fail to appear or refuse to act, the presiding officer of any such meeting may, and on the request of any stockholder or a stockholder's proxy shall, make such appointment at the meeting. The number of inspectors shall be either one or three. If appointed at a meeting on the request of one or more stockholders or proxies, the majority of shares represented in person or by proxy shall determine whether one or three inspectors are to be appointed. The duties of such inspectors shall include: determining the number of shares of stock and the voting power of each share, the shares of stock represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of the proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining the result, and such acts as may be proper to conduct the election or vote with fairness to all stockholders.

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                                   ARTICLE III
                               BOARD OF DIRECTORS

         SECTION 1. GENERAL POWERS. The business and affairs of the Corporation shall be managed by or under the direction of the Board. The Board shall annually elect a Chairman of the Board and a President, and may elect one or more Vice Chairman from among its members, and shall designate, when present, either the Chairman or the President or a Vice Chairman to preside at its meeting.

         SECTION 2. NUMBER. The Board shall consist of not less than five nor more than fifteen members. The exact number of directors has been initially fixed in the Corporation's Certificate of Incorporation at nine, but may be changed from time to time by the Board pursuant to resolutions adopted by a majority of the entire Board.

         SECTION 3. ELECTION OF DIRECTORS. The Board shall be divided into three classes, a nearly equal in number as possible: the first class, the second class and the third class. Each director shall serve for a term ending on the third annual meeting following the annual meeting of the stockholders at which such director was elected; PROVIDED, HOWEVER, that the directors first elected to the first class shall serve for a term ending upon the election of directors at the annual meeting next following the end of the calendar year 1996, the directors first elected to the second class shall serve for a term ending upon the election of directors at the second annual meeting next following the end of the calendar year 1996, and the directors first elected to the third class shall serve for a term ending upon the election of directors at the third annual meeting next following the end of calendar year 1996.

         At each annual election commencing at the first annual meeting of the stockholders, the successors to the class of directors whose term expires at that time shall be elected by the stockholders to hold office for a term of three years to succeed those directors whose term expires, so that the term of one class of directors shall expire each year, unless, by reason of any intervening changes in the authorized number of directors, the Board shall have designated one or more directorships whose term then expires as directorships of another class in order more nearly to achieve equality of number of directors among the classes.

         Notwithstanding the requirement that the three classes shall be as nearly equal in number of directors as possible, in the event of any changes in the authorized number of directors, each director then continuing to serve as such shall nevertheless continue as a director of the class of which he or she is a member until the expiration of his or her current term, or his or her prior resignation, disqualification, disability or removal. Stockholders shall be entitled to cumulate their votes in the election of directors in the manner provided in Section 214 of the Delaware General Corporation Law.

         SECTION 4. ADVANCE NOTICE FOR NOMINATION OF DIRECTORS. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Certificate of Incorporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called

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for the purpose of electing  directors,  (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 4 and on the record date for the determination of stockholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 4.

         In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

         To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation
(a) in the case of an annual meeting, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; PROVIDED, HOWEVER, that in the event that the annual meeting is called for a date that is not within thirty
(30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

         To be in proper written form, a stockholder's notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

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         No  person  shall  be  eligible  for  election  as a  director  of  the
Corporation unless nominated in accordance with the procedures set forth in this
Section 4. If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

         SECTION 5. REGULAR MEETINGS. Meetings of the Board shall be held at such time, and at such places within or without the State of Delaware, as shall be fixed by the Board. No call shall be required for regular meetings for which the time and place has been fixed.

          Members of the Board of Directors may participate in regular meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other.

         SECTION 6. SPECIAL MEETINGS. Special Meetings of the Board may be called by or at the request of the Chairman of the Board, the President or a majority of the directors. The persons authorized to call special meetings of the Board may fix any place as the place for holding any special meeting of the Board called by such persons.

         Members of the Board of Directors may participate in special meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other.

         SECTION 7. NOTICE. Written notice of any special meeting of the Board shall be given to each director at least one day prior thereto delivered personally, by facsimile or by telegram or at least 2 days prior thereto delivered by a guaranteed overnight delivery service or at least five days prior thereto delivered by mail at the last address given by the director to the Corporation for such purpose. Such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid, if mailed, when deposited with the delivery service, if sent by guaranteed overnight delivery, when the facsimile confirmation is received, if sent by facsimile or when delivered to the telegraph company if sent by telegram. Any director may waive notice of any meeting by a writing filed with the Secretary. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except in the event a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Board need be specified in the notice or waiver of notice of such meeting.

         SECTION 8. QUORUM. A majority of the number of directors fixed pursuant to Section 2 of this Article II shall constitute a quorum for the transaction of business at any meeting of the Board, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 6 of this Article III.

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         SECTION 9. MANNER OF ACTING.  The act of the majority of the  directors present at a meeting at which a quorum is present shall be the act of the Board.

         SECTION 10. ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the Board at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

         SECTION 11. RESIGNATION. Any director may resign at any time by sending a written notice of such resignation to the Corporation addressed to the Chairman of the Board, the President or the Board. Unless otherwise specified therein, such resignation shall take effect upon receipt thereof.

         SECTION 12. VACANCIES. Any vacancy occurring in the Board may be filled in accordance with the Certificate of Incorporation.

         SECTION 13. COMPENSATION. Directors, as such, may receive a stated salary for their services. By resolution of the Board, a reasonable fixed sum, and reasonable expenses of attendance, if any, may be allowed for actual attendance at each regular or special meeting of the Board. Members of either standing or special committees may be allowed such compensation for actual attendance at committee meetings as the Board may determine. Directors may also, subject to applicable law, be entitled to receive stock options and benefits under a retirement plan.

         SECTION 14. PRESUMPTION OF ASSENT. A director of the Corporation who is present at a meeting of the Board at which action is taken shall be presumed to have assented to the action taken unless his or her dissent or abstention shall be entered in the minutes of the meeting or unless he or she shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Corporation within five days after the date a copy of the minutes of the meeting is received. Such right to dissent shall not apply to a director who voted in favor of such action.

         SECTION 15. REMOVAL. At a meeting of stockholders called expressly for that purpose, a director may be removed only for cause as determined by the affirmative vote of the holders of a majority of the shares then entitled to vote in an election of directors, which vote may only be taken at a meeting of stockholders called expressly for that purpose. Cause for removal shall be deemed to exist only if the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction or has been adjudged by a court of competent jurisdiction to be liable for gross negligence or misconduct in the performance of such director's duty to the Corporation and such adjudication is no longer subject to direct appeal.

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                                   ARTICLE IV
                         EXECUTIVE AND OTHER COMMITTEES

         SECTION 1. APPOINTMENT. The Board, by resolution adopted by a majority of the Board, may designate the Chief Executive Officer and two or more of the other directors to constitute an Executive Committee. The designation of any committee pursuant to this Article IV and the delegation of authority thereto shall not operate to relieve the Board, or any director, of any responsibility imposed by law or regulation, except to the extent provided by law.

         SECTION 2. AUTHORITY. The Executive Committee, when the Board is not in session, shall have and may exercise all of the authority of the Board except to the extent, if any, that such authority shall be limited by the resolution appointing the Executive Committee, or as otherwise expressly provided by law, the Certificate of Incorporation or the Bylaws.

         SECTION  3.  TENURE.  Subject  to the  provisions  of Section 8 of this
Article IV, each member of the Executive Committee shall hold office until a successor is designated as a member of the Executive Committee.

         SECTION 4. MEETINGS. Regular meetings of the Executive Committee may be held without notice at such times and places as the Executive Committee may fix from time to time. Special meetings of the Executive Committee may be called by any member thereof upon not less than one day's notice stating the place, date and hour of the meeting, which notice may be written or oral. Any member of the Executive Committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the Executive Committee need not state the business proposed to be transacted at the meeting.

         Regular or special meetings may be held by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other.

         SECTION 5. QUORUM. A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the Executive Committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

         SECTION 6. ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the Executive Committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the Executive Committee.

         SECTION 7. VACANCIES. Any vacancy in the Executive Committee may be filled by resolution adopted by a majority of the Board.

         SECTION 8. RESIGNATIONS AND REMOVAL. Any member of the Executive Committee may be removed at any time with or without cause by resolution adopted by a majority of the Board. Any member of the Executive Committee may resign from the Executive Committee at any time by giving written notice to the Chairman of the Board, the President or the Board. Unless otherwise specified thereon, such resignation shall take effect upon receipt. The acceptance of such resignation shall not be necessary to make it effective.

         SECTION 9. PROCEDURE. The Executive Committee shall elect a presiding officer from its members and may fix its own rules of procedures which shall not be inconsistent with the Bylaws. It shall keep regular minutes of its proceedings and report the same to the Board for its information.

         SECTION 10. OTHER COMMITTEES. The Board may by resolution establish any of an audit committee, a nominating committee or such other committees composed of directors as they may determine to be necessary or appropriate for the conduct of the business of the Corporation and may prescribe the duties, constitution and procedures thereof.

                                    ARTICLE V
                                    OFFICERS

         SECTION 1. POSITIONS. The officers of the Corporation shall be a Chairman of the Board, a Vice Chairman, a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary and a Treasurer or a Vice President in charge of financial matters, each of whom shall be elected by the Board. Any number of such offices may be held by the same person. The Board may designate one or more Vice Presidents as Executive Vice President, Senior Vice President or such other designation as the Board may determine. The Board may also elect or authorize the appointment of such other officers as the business of the Corporation may require. The officers shall have such authority and perform such duties as the Board may from time to time authorize or determine. In the absence of action by the Board, the officers shall have such powers and duties as generally pertain to their respective offices.

          SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the Corporation shall be elected annually at the first meeting of the Board held after each annual meeting of the stockholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until his or her successor shall have been duly elected and qualified or until his or her death, resignation or removal in the manner hereinafter provided. Election or appointment of an officer, employee or agent shall not by itself create any contractual rights. The Board may authorize the Corporation to enter into an employment contract with any officer, but no contract shall impair the right of the Board to remove any officer at any time in accordance with Section 3 of this Article V.

         SECTION 3. REMOVAL. Any officer may be removed by the Board whenever in its judgment the best interests of the Corporation will be served thereby, but such removal, other than for cause, shall be without prejudice to the contract rights, if any, of the person so removed.

         SECTION 4. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by a majority vote of the Board for the unexpired portion of the term.

         SECTION 5. REMUNERATION. The remuneration of the officers shall be fixed from time to time by the Board or its delegees.

                                   ARTICLE VI
                      CONTRACTS, LOANS, CHECK AND DEPOSITS

         SECTION 1. CONTRACTS. To the extent permitted by applicable law, the Certificate of Incorporation or the Bylaws, the Board may authorize any officer, employee or agent of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances.

         SECTION 2. LOANS. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by the Board. Such authority may be general or confined to specific instances.

         SECTION 3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by one or more officers, employees or agents of the Corporation in such manner as shall from time to time be determined by the Board.

         SECTION 4. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in any duly authorized depositories as the Board may select.

                                   ARTICLE VII
                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

         SECTION 1. CERTIFICATES FOR SHARES. Certificates representing shares of capital stock of the Corporation shall be in such form as shall be determined by the Board. Such certificates shall be signed by the Chairman of the Board, the Chief Executive Officer or any other officer of the Corporation authorized by the Board, attested by the Secretary or an Assistant Secretary, and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar other than the Corporation itself or one of its employees. Each certificate for shares of capital stock shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares are issued, with the number of shares issued and date of issue, shall be entered on the stock transfer books of the Corporation. All Certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in the case of a lost, stolen or destroyed certificate, a new certificate may be issued therefor upon such terms and indemnity to the Corporation as the Board may prescribe as sufficient to indemnify the Corporation against any claim that may be made against it on account of such loss, theft or destruction.

         SECTION 2. TRANSFER OF SHARES. Transfer of shares of capital stock of the Corporation shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of such authority, or by his or her attorney thereunto duly authorized by power of attorney duly executed and filed with the Corporation. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name shares of capital stock stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

                                  ARTICLE VIII
                            FISCAL YEAR, ANNUAL AUDIT

         The fiscal year of the Corporation shall end on the 31st day of December of each year. The Corporation shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the Board. The appointment of such accountants shall be subject to annual ratification by the stockholders.

                                   ARTICLE IX
                                    DIVIDENDS

         Subject to applicable law, the Certificate of Incorporation or the Bylaws, the Board may, from time to time, declare and the Corporation may pay, dividends on the outstanding shares of capital stock of the Corporation.

                                    ARTICLE X
                                 CORPORATE SEAL

         The corporation seal of the Corporation shall be in such form as the Board shall prescribe.

                                   ARTICLE XI
                                   AMENDMENTS

         Bylaws may be adopted, amended or repealed by the vote of two thirds of the outstanding stock of the Corporation entitled to vote thereon or by a resolution adopted by a majority of the directors then in office.

                                   ARTICLE XII
                                 INDEMNIFICATION

         SECTION 1. ACTIONS, SUITS OR PROCEEDINGS OTHER THAN BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suite or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director or officer of another corporation, partnership, limited liability company, limited liability partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonable incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be within the scope of his or her authority and in, or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

         SECTION 2. ACTIONS OR SUITS BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director or officer of another corporation, partnership, limited liability company, limited liability partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by him or her or on his or her behalf in connection with the defense or settlement of such action or suit and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the Corporation except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or misconduct in the performance of his or her duty to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and expenses which the Court of Chancery or such other court shall deem proper.

         SECTION 3. INDEMNIFICATION FOR COSTS, CHARGES AND EXPENSES OF SUCCESSFUL PARTY. Notwithstanding the other provisions of this Article XII, to the extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suite or proceeding referred to in Sections 1 and 2 of this Article XII, or in defense of any claim, issue or matter therein, he or she shall be indemnified against all costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

         SECTION 4. DETERMINATION OF RIGHT TO INDEMNIFICATION. Any indemnification under Sections 1 and 2 of this Article XII (unless ordered by a court) shall be paid by the Corporation unless a determination is made by (i) the board of directors by a majority vote of the directors who were not parties to such action, suit or proceeding, or if such majority of disinterested directors so directs, (ii) by independent legal counsel in a written opinion, or
(iii) by the stockholders, that indemnification of the director or officer is not proper in the circumstances because he or she has not met the applicable standard of conduct set forth in Sections 1 and 2 of this Article XII.

         SECTION 5. ADVANCE OF COSTS, CHARGES AND EXPENSES. Costs, charges and expenses (including attorneys' fees) incurred by a person referred to in Sections 1 or 2 of this Article XII in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding; PROVIDED, HOWEVER, that the payment of such costs, charges and expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer) in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by or on behalf of the director or officer to repay all amounts so advanced in the event that it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation as authorized in this Article XII. Such costs, charges and expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the majority of the directors deems appropriate. The majority of the directors may, in the manner set forth above, and upon approval of such director or officer of the Corporation, authorize the Corporation's counsel to represent such person, in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

         SECTION 6. PROCEDURE FOR INDEMNIFICATION. Any indemnification under Sections 1, 2 and 3, or advance of costs, charges and expenses under Section 5 of this Article XII shall be made promptly, and in any event within 60 days, upon the written request of the director or officer. The right to indemnification or advances as granted by this Article XII shall be enforceable by the director or officer in any court of competent jurisdiction, if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within 60 days. Such person's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under
Section 5 of this Article XII where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in Sections 1 or 2 of this

Article XII, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its board of directors, its independent legal counsel and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she as met the applicable standard of conduct set forth in Sections 1 or 2 of this Article XII, nor the fact that there has been an actual determination by the Corporation (including its board of directors, its independent legal counsel and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         SECTION 7. SETTLEMENT. The Corporation shall not be obligated to reimburse the costs of any settlement to which it has not agreed. If in any action, suit or proceeding, including any appeal, within the scope of Sections 1 or 2 of this Article XII, the person to be indemnified shall have unreasonably failed to enter into a settlement thereof, then, notwithstanding any other provision hereof, the indemnification obligation of the Corporation to such person in connection with such action, suit or proceeding shall not exceed the total of the amount at which settlement could have been made and the expenses incurred by such person prior to the time such settlement could reasonably have been effected.

         SECTION 8. SUBSEQUENT AMENDMENT. No amendment, termination or repeal of this Article XII or of relevant provisions of the Delaware General Corporation Law or any other applicable laws shall affect or impair in any way the rights of any director or officer of the Corporation to indemnification under the provisions hereof with respect to any action, suit or proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or appeal.

         SECTION 9. OTHER RIGHTS; CONTINUATION OF RIGHT TO INDEMNIFICATION. The indemnification provided by this Article XII shall not be deemed exclusive of any other rights to which a director, officer, employee or agent seeking indemnification may be entitled under any law (common or statutory), agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation, and shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the estate, heirs, executors and administrators of such person. Nothing contained in this Article XII shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth herein. All rights to indemnification under this Article XII shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this Article XII is in effect. Any repeal or modification of this Article XII or any repeal or modification of relevant provisions of the Delaware General Corporation Law or any other applicable laws shall not in any way diminish any rights to indemnification of a director, officer, employee or agent or the obligations of the Corporation arising hereunder. This Article XII shall be binding upon any successor Corporation to this Corporation, whether by way of acquisition, merger, consolidation or otherwise.

         SECTION 10. INSURANCE. The Corporation shall purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, limited liability partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her or on his or her behalf in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article XII; PROVIDED, that such insurance is available on acceptable terms, which determination shall be made by a vote of a majority of the directors.

         SECTION 11. SAVINGS CLAUSE. If this Article XII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director or officer of the Corporation as to costs, charges and expenses (including attorneys' fees), judgments, fine and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article XII that shall not have been invalidated and to the full extent permitted by applicable law.

         SECTION 12. SUBSEQUENT LEGISLATION. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to further expand the indemnification permitted to directors and officers of the Corporation, then the corporation shall indemnify such persons to the fullest extent permitted by the Delaware General Corporation Law, as so amended.